UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2004

OXIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-8092	94-1620407
(Commission File Number)	(I.R.S. employer identification No.)

6040 N. Cutter Circle, Suite 317

Portland, OR 97217-3935

(Address of Principal Executive Office, Including Zip Code)

(503) 283-3911

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(cc)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

On December 8, 2004, effective immediately, Gosse B. Bruinsma, MD resigned all of his positions with OXIS International, Inc. (the "Company"), including his positions as Chairman, acting Chief Executive Officer, acting Chief Financial Officer and member of the Board of Directors (the "Board") and its committees.

On December 8, 2004, effective immediately, Gerard J. Vlak, Ph.D. resigned all of his positions with the Company, including his position as a member of the Board and its committees.

As a result of the resignations of Dr. Bruinsma and Dr. Vlak from the Board, the Board is comprised of four (4) members with three (3) vacancies.

(c)

On December 10, 2004, in accordance with the provisions of Company's Bylaws, the Board appointed Marvin S. Hausman, MD to serve as Chairman, acting Chief Executive Officer and acting Chief Financial Officer to hold such offices until his successors has been elected and qualified.

Dr. Hausman is also currently Chairman and Chief Executive Officer of Axonyx, Inc. ("Axonyx"), which acquired 52.3% of the outstanding common stock of the Company in the first quarter of 2004. In addition, Dr. Hausman directly owns 4.4% of the outstanding common stock of the Company. As a result of its purchases of outstanding common stock of the Company during the first quarter of 2004, Axonyx is the Company's controlling shareholder. As such, Axonyx is able to elect the Company's entire Board, determine the Company's business direction and policies, appoint or remove the Company's officers, and thus control all material decisions affecting the Company.

Dr. Hausman was a co-founder of Medco Research, Inc., a pharmaceutical biotechnology company specializing in adenosine products. He has thirty years experience in drug development and clinical care. Dr. Hausman received his medical degree from New York University School of Medicine in 1967 and has done residencies in General Surgery at Mt. Sinai Hospital in New York, and in Urological Surgery at U.C.L.A. Medical Center in Los Angeles. He also worked as a Research Associate at the National Institutes of Health, Bethesda, Maryland. He has been a Lecturer, Clinical Instructor and Attending Surgeon at the U.C.L.A. Medical Center Division of Urology and Cedars-Sinai Medical Center, Los Angeles. He has been a Consultant on Clinical/Pharmaceutical Research to various pharmaceutical companies, including Bristol-Myers International, Mead-Johnson Pharmaceutical Company, Medco Research, Inc., and E.R. Squibb. Since October 1995 Dr. Hausman has been the President of Northwest Medical Research Partners, Inc., a medical technology and transfer company.

Also on December 10, 2004, in accordance with the provisions of Company's Bylaws, the Board resolved to fix the size of the whole Board at five (5) members, such that one (1) vacancy on the Board currently remain.

On December 14, 2004, the Company issued a press release announcing the resignations of Dr. Bruinsma and Dr. Vlak, and announcing the appointment of Dr. Hausman as Chairman, acting Chief Executive Officer and acting Chief Financial Officer of the Company. A copy of the press release is attached as Exhibit 99.1 under Item 9.01 of this Report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated December 14, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXIS INTERNATIONAL, INC.

(Registrant)

Date: December 14, 2004

By: /s/S. Colin Neill

S. Colin Neill

Secretary